Exhibit 99.1

Pareteum Announces Receipt of Delinquency Notice From NASDAQ

NEW YORK, NY – May 15, 2020 – Pareteum Corporation (Nasdaq: TEUM), a cloud communications platform company, announced that on May 12, 2020, Pareteum Corporation (the “Company”) received a determination letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the requirement that a listed company timely file all required periodic financial reports with the Securities and Exchange Commission to remain listed on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”). On May 13, 2020, the Company received an additional letter from Nasdaq indicating that as a result of the Company's failure to file a Quarterly Report on Form 10-Q for its fiscal period ended March 31, 2020, it was in further violation of the Rule.

The Company intends to timely request a hearing before the Nasdaq Hearings Panel (the “Panel”). Under Nasdaq’s rules, a timely request will stay the delisting of the Company’s securities pending the Panel’s decision for a period of 15 days from the date of the request. During this process, assuming the Panel agrees to stay the suspension of trading beyond an automatic fifteen day stay, the Company’s common stock will continue to trade on The Nasdaq Capital Market until the Panel issues its decision following the hearing and through the expiration of any additional extension period granted by the Panel. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market, or that the Company’s plans to regain compliance with Nasdaq’s rules will be successful.

About Pareteum Corporation

Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services to bring secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, data, media, and content enablement to our customers. In so doing, we endeavor to make worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early-stage innovators, developers, IoT, and telecommunications infrastructure providers. Pareteum envisions a new mobile communications experience, imagining what will be and delivering now. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

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Pareteum Investor Relations Contacts:

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Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400

Investor.relations@pareteum.com